                                                        Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated August 30, 1996, on our audits of the financial statements of Riverwood U.S. Timberlands/Wood Products Division, which report is included in the Form S-3 of Plum Creek Timber Company, L.P. (File Number 333-11727), as amended. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.



Atlanta, Georgia
October 22, 1996